BYLAWS               Exhibit (3)-2

                               of

                WISCONSIN ELECTRIC POWER COMPANY

              As Amended to May 1, 2000, Inclusive



                       TABLE OF CONTENTS



      ARTICLE I. STOCKHOLDERS
 1.01 Annual Meeting
 1.02 Special Meetings
 1.03 Place of Meetings; Postponements and Adjournments
 1.04 Notices to Stockholders
      (a) Required Notice
      (b) Fundamental Transactions
 1.05 Fixing of Record Date
 1.06 Quorum and Voting Requirements
 1.07 Conduct of Meetings
 1.08 Voting at Meetings
      (a) Proxies; Voting and Inspectors of Election
      (b) Proxies Upon Accrual of Special Right
 1.09 Stockholder Unanimous Consent Without a Meeting
 1.10 Stockholder Waiver of Notice
 1.11 Notice of Stockholder Nomination(s) and/or Proposal(s)

      ARTICLE II. BOARD OF DIRECTORS
 2.01 Number
 2.02 Term of Office
 2.03 Election and Tenure
 2.04 Removal
 2.05 Vacancies
 2.06 Regular Meetings
 2.07 Special Meetings
 2.08 Meetings by Telephone or Other Communication Technology
 2.09 Notice of Meetings
 2.10 Quorum
 2.11 Manner of Acting
 2.12 Committees
 2.13 Compensation
 2.14 Presumption of Assent
 2.15 Director Unanimous Consent Without a Meeting

      ARTICLE III. OFFICERS
 3.01 Appointment
 3.02 Resignation and Removal
 3.03 Vacancies
 3.04 Powers and Duties
 3.05 Execution of Instruments

      ARTICLE IV. CERTIFICATES FOR SHARES AND THEIR TRANSFER
 4.01 Stock Certificates and Facsimile Signatures
 4.02 Transfer of Stock
 4.03 Lost, Destroyed or Stolen Certificates
 4.04 Shares Without Certificates

      ARTICLE V. INDEMNIFICATION
 5.01 Mandatory Indemnification
 5.02 Certain Definitions
 5.03 Legal Enforceability
 5.04 Limitation on Modification or Termination
 5.05 Non-Exclusive Bylaw

      ARTICLE VI. OTHER INDEMNIFICATION PROVISIONS
 6.01 Indemnification for Successful Defense
 6.02 Other Indemnification
 6.03 Written Request
 6.04 Nonduplication
 6.05 Determination of Right to Indemnification
 6.06 Advance of Expenses
 6.07 Limitations on Indemnification
 6.08 Court-Ordered Indemnification
 6.09 Indemnification and Allowance of Expenses of Employees and
      Agents
 6.10 Insurance
 6.11 Securities Law Claims
 6.12 Liberal Construction

      ARTICLE VII. CONTRACTS, CHECKS, NOTES, BONDS, ETC.
 7.01 Contracts
 7.02 Checks, Drafts, Etc.

      ARTICLE VIII. FISCAL YEAR

      ARTICLE IX. CORPORATE SEAL

      ARTICLE X. EFFECT OF HEADINGS

      ARTICLE XI. AMENDMENTS
11.01 By Stockholders
11.02 By Directors
11.03 Implied Amendments
11.04 Certain Voting Requirements Preserved
                           ARTICLE I.
                          STOCKHOLDERS


      1.01. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held each year on the first business day of June, or on such earlier or later date and at the time designated by or under the authority of the Board of Directors, the Chairman of the Board, the President or the Corporate Secretary, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

      1.02. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Chairman of the Board, the President or a majority of the Board of Directors, or in case the meeting is for the purpose of enabling the holders of the Six Per Cent Preferred Stock, the $100 Par Value Serial Preferred Stock and the $25 Par Value Serial Preferred Stock (hereinafter together called the "Preferred Stocks") to elect directors of the corporation, upon the conditions set forth in the Articles of Incorporation, then, upon call as therein provided. If and as required by the Wisconsin Business Corporation Law, a special meeting shall be called upon written demand describing one or more purposes for which it is to be held by holders of shares with at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting. The time and purpose or purposes of any special meeting shall be described in the notice required by
Section 1.04 of these Bylaws and only business within the purpose(s) described in such notice shall be conducted at such meeting.

      1.03. Place of Meetings; Postponements and Adjournments. The Board of Directors, the Chairman of the Board, the President or the Corporate Secretary may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or any special meeting, including any adjourned meeting. The Board of Directors, the Chairman of the Board, the President or the Corporate Secretary may postpone any previously scheduled annual meeting or special meeting by giving public notice of the postponed meeting date at any time prior to the scheduled meeting date. If no designation is made, the place of meeting shall be the principal office of the corporation. Any meeting may be adjourned from time to time, whether or not a quorum is present, by the chairperson of the meeting or by vote of a majority of the votes entitled to be cast by the shares represented thereat.

      1.04.  Notices to Stockholders.

      (a) Required Notice. Notice may be communicated by mail, private carrier, or any other means permissible under Wisconsin law. Written notice stating the scheduled place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be communicated or sent not less than ten (10) days, unless a longer period is required by the Wisconsin Business Corporation Law or the Articles of Incorporation, nor more than ninety (90) days, unless a longer period is permitted or a shorter period is required by the Wisconsin Business Corporation Law, before the date of the meeting, by or at the direction of the Chairman of the Board, the President or the Corporate Secretary, to each stockholder of record entitled to vote at such meeting or, for the fundamental transactions described in subsections (b)(1) to (4) below, for which the Wisconsin Business Corporation Law requires that notice be given to stockholders not entitled to vote, to all stockholders of record. For purposes of this Section 1.04, notice by "electronic transmission" (as defined in the Wisconsin Business Corporation Law) is written notice. Written notice is effective (1) when mailed, if mailed postpaid and addressed to the stockholder's address shown in the corporation's current record of stockholders; (2) when electronically transmitted to the stockholder in a manner authorized by the stockholder. At least twenty (20) days' notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which stockholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the corporation's property, with or without good will, otherwise than in the usual and regular course of business. A stockholder may waive notice in accordance with Section 1.10 of these Bylaws.

      (b) Fundamental Transactions. If a purpose of any stockholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any restated articles); (2) a plan of merger or share exchange for which stockholder approval is required by law; (3) the sale, lease, exchange or other disposition of all or substantially all of the corporation's property, with or without good will, otherwise than in the usual and regular course of business; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and in cases (1), (2) and (3) above must be accompanied by, respectively, a copy or summary of the: (1) proposed articles of amendment or a copy of the restated articles that identifies any amendment or other change;
(2) proposed plan of merger or share exchange; or (3) proposed transaction for disposition of all or substantially all of the corporation's property. If the proposed corporate action creates dissenters' rights, the notice must state that stockholders and beneficial stockholders are or may be entitled to assert dissenters' rights, and must be accompanied by a copy of Sections
180.1301 to 180.1331 (or successor provisions) of the Wisconsin Business Corporation Law.

      1.05. Fixing of Record Date. The Board of Directors, the Chairman of the Board, the President or the Corporate Secretary or any other officer authorized by the Board of Directors, may fix in advance a date as the record date for one or more voting groups for any determination of stockholders entitled to notice of a stockholders' meeting, to demand a special meeting, to vote, or to take any other action, such date in any case to be not more than seventy (70) days and, in case of a meeting of stockholders, dividend or stock split, not less than ten (10) days prior to the meeting or action requiring such determination of stockholders, and may fix the record date for determining stockholders entitled to a share dividend or distribution. If within thirty (30) days after the corporation receives one or more written demands for a special stockholder meeting that purport to satisfy the requirements of Section 180.0702(1)(b) of the Wisconsin Business Corporation Law (or any successor provision) no record date has been fixed pursuant to the first sentence of this Section 1.05 for the determination of stockholders entitled to demand such a stockholder meeting, the record date for determining stockholders entitled to demand such meeting shall be the date that the first stockholder signed the demand. If no record date has been fixed pursuant to the first sentence of this Section 1.05 for the determination of stockholders entitled (A) to notice of or to vote at a meeting of stockholders prior to the time that notice of the meeting is mailed or otherwise delivered to stockholders, or (B) to consent to action without a meeting within thirty (30) days after the corporation receives the first written consent to stockholder action without a meeting, (a) the close of business on the day before the first notice of the meeting is mailed or otherwise delivered to stockholders or (b) the date that the first stockholder signed the first written consent to stockholder action without a meeting, respectively, shall be the record date for the determination of such stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall be applied to any postponement or adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is postponed or adjourned to a date more than 120 days after the date fixed for the original meeting.

      1.06. Quorum and Voting Requirements. Except as otherwise provided in the Articles of Incorporation or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of stockholders. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by the Wisconsin Business Corporation Law, the Articles of Incorporation, or any other provision of these Bylaws. If the Articles of Incorporation or the Wisconsin Business Corporation Law provide for voting by two
(2) or more classes or voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.

      1.07. Conduct of Meetings. The Chairman of the Board, or in his absence or at his request, the Vice Chairman of the Board, and in his absence, the President, and in the President's absence, a Vice President, and in their absence, any person chosen by the stockholders present shall call the meeting of the stockholders to order and shall act as chairperson of the meeting, and the Corporate Secretary shall act as secretary of all meetings of the stockholders, but, in the absence of the Corporate Secretary, the chairperson of the meeting may appoint any other person to act as secretary of the meeting.

      1.08.  Voting at Meetings.

      (a) Proxies; Voting and Inspectors of Election. At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy appointed as provided in the Wisconsin Business Corporation Law. The means by which a stockholder or the stockholder's authorized officer, director, employee, agent or attorney-in-fact may authorize another person to act for the stockholder by appointing the person as proxy include:

          (1) Appointment of a proxy in writing by signing or causing the stockholder's signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature.

          (2) Appointment of a proxy by transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy. Every electronic transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the stockholder transmitted or authorized the transmission of the electronic transmission. Any person charged with determining whether a stockholder transmitted or authorized the transmission of the electronic transmission shall specify the information upon which the determination is made.

     An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is expressly provided in the appointment. An appointment of a proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest. The presence of a stockholder who has made an effective proxy appointment shall not of itself constitute a revocation.

     Voting at meetings of stockholders need not be by written ballot unless so determined by the Board of Directors, the Chairman of the Board, the President or the Corporate Secretary. Voting at meetings of stockholders shall be conducted by one or more inspectors of election appointed by the Board of Directors, the Chairman of the Board, the President or the Corporate Secretary. However, no director or person who is a candidate for the office of director shall be appointed as such inspector. The inspectors, or persons representing the inspector if the inspector is an institution, before entering upon the discharge of their duties, shall take and subscribe an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability.

      (b) Proxies Upon Accrual of Special Right. In connection with the first election of a majority of the members of the Board of Directors by the holders of the Preferred Stocks upon accrual of the special right of such holders to elect a majority of the members of the Board, as provided in Article III of the Articles of Incorporation, the corporation shall prepare and mail to such holders of record such proxy forms, communications and documents as may be deemed appropriate (and also such as may be required by any governmental authority having jurisdiction) for the purpose of soliciting proxies for the election of directors by such holders, voting separately as a class without regard to series.

      1.09. Stockholder Unanimous Consent Without a Meeting. Any action required by the Articles of Incorporation, Bylaws or any provision of law to be taken at a meeting of stockholders or any other action which may be taken at such a meeting may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote.

      1.10. Stockholder Waiver of Notice. A stockholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the stockholder entitled to the notice, shall contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law except that the time and place of meeting need not be stated, and shall be delivered to the corporation for inclusion in the corporate records. A stockholder's attendance at a meeting, in person or by proxy, waives objection to both of the following:

          (a) Lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

          (b) Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

      1.11. Notice of Stockholder Nomination(s) and/or Proposal(s). Except with respect to nomination(s) or proposal(s) adopted or recommended by the Board of Directors for inclusion in the corporation's proxy statement for its annual meeting, a stockholder entitled to vote at a meeting may nominate a person or persons for election as director(s) or propose action(s) to be taken at a meeting only if written notice of any stockholder nomination(s) and/or proposal(s) to be considered for a vote at an annual meeting of stockholders is delivered personally or mailed by Certified Mail-Return Receipt Requested at least seventy (70) days and not more than one hundred (100) days before the scheduled date of such meeting to the Corporate Secretary of the corporation at the principal business office of the corporation. With respect to stockholder nomination(s) for the election of directors each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination(s), of any beneficial owner of shares on whose behalf such nomination is being made and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting (including the number of shares the stockholder owns as of the record date (or as of the most recent practicable date if no record date has been set) and the length of time the shares have been held) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements and understandings between the stockholder or any beneficial holder on whose behalf it holds such shares, and their respective affiliates, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable) had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. With respect to stockholder proposal(s) for action(s) to be taken at an annual meeting of stockholders, the notice shall clearly set forth: (a) the name and address of the stockholder who intends to make the proposal(s); (b) a representation that the stockholder is a holder of record of the stock of the corporation entitled to vote at the meeting (including the number of shares the stockholder owns as of the record date (or as of the most recent practicable date if no record date has been set) and the length of time the shares have been held) and intends to appear in person or by proxy to make the proposal(s) specified in the notice; (c) the proposal(s) and a brief supporting statement of such proposal(s); and (d) such other information regarding the proposal(s) as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (whether or not such rules are applicable).

     Except with respect to nomination(s) or proposal(s) adopted or recommended by the Board of Directors for inclusion in the notice to stockholders for a special meeting of stockholders, a stockholder entitled to vote at a special meeting may nominate a person or persons for election as director(s) and/or propose action(s) to be taken at a meeting only if written notice of any stockholder nomination(s) and/or proposal(s) to be considered for a vote at a special meeting is delivered personally or mailed by Certified Mail-Return Receipt Requested to the Corporate Secretary of the corporation at the principal business office of the corporation so that it is received in a reasonable period of time before such special meeting and only if such nomination or proposal is within the purposes described in the notice to stockholders of the special meeting. All other notice requirements regarding stockholder nomination(s) and/or proposal(s) applicable to annual meetings also apply to nomination(s) and/or proposal(s) for special meetings.

     The chairperson of the meeting may refuse to acknowledge the nomination(s) and/or proposal(s) of any person made without compliance with the foregoing procedures. This section shall not affect the corporation's rights or responsibilities with respect to its proxies or proxy statement for any meeting.


                          ARTICLE II.
                       BOARD OF DIRECTORS


      2.01. Number. The number of directors constituting the whole Board of Directors shall be such number as shall be fixed from time to time by the affirmative vote of the whole Board but in no event shall the number be less than three. The number of directors at any time constituting the whole Board shall not be reduced so as to shorten the term of any director then in office. Directors need not be stockholders of the corporation.

      2.02. Term of Office. The directors shall hold office until the next annual meeting of stockholders at which their respective terms of office shall expire and until their respective successors are duly elected and qualified, unless their term of office shall be sooner terminated as provided in the Articles of Incorporation in connection with the accrual of the special right of the holders of the Preferred Stocks to elect a majority of the members of the Board of Directors in the event of certain dividend defaults.

      2.03. Election and Tenure. Unless action is taken without a meeting under these Bylaws, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a stockholders meeting at which a quorum is present. Each director shall hold office until the end of such director's term and until such director's successor has been elected, or until such director's prior death, resignation or removal. A director may resign at any time by filing a written resignation with the Corporate Secretary of the corporation.

      2.04.  Removal.  Subject to the remainder of this
Section 2.04, the shareholders may remove one or more directors from office as provided in the Wisconsin Business Corporation Law. During any continuance of the special right of the holders of the Preferred Stocks to elect a majority of the members of the Board, as provided in Article III of the Articles of Incorporation, at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by shares of the Preferred Stocks of the corporation, voting separately as a class without regard to series, may remove any director theretofore elected by the holders of the Preferred Stocks or elected by the Board to fill a vacancy among the directors elected by the holders of the Preferred Stocks, and may fill any vacancy in the Board for the unexpired term thus caused; and the holders of a majority of the votes entitled to be cast by the shares of Common Stock of the corporation, voting separately as a class, may remove any director theretofore elected by the Common stockholders or elected by the Board to fill a vacancy among the directors elected by the Common stockholders, and may fill the vacancy in the Board for the unexpired term thus caused.

      2.05. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the stockholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill a vacancy by the affirmative vote of a majority of all directors remaining in office. Each director so elected shall hold office for a term expiring at the next annual stockholders' meeting. However, if the vacant office was held by a director elected by the holders of the Preferred Stocks or by the holders of the Common Stock, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors.

      2.06. Regular Meetings. Regular meetings of the Board of Directors and any committee thereof shall be held at such time and place, either within or without the State of Wisconsin, as may from time to time be fixed by the Board or such committee without other notice than the schedule prepared by the Corporate Secretary or the resolution or other action of the Board or committee establishing the time and place of such regular meetings.

      2.07. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Board of Directors, the Executive Committee, the Chairman of the Board, the President, any committee designated by the Board with specific authority to do such or any two (2) directors. Special meetings of any committee may be called by or at the request of the foregoing persons or the chairman of the committee. The persons calling any special meeting of the Board of Directors or committee may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting called by them, and if no other place is fixed the place of meeting shall be the principal business office of the corporation.

      2.08. Meetings by Telephone or Other Communication Technology. (a) Any or all directors may participate in a regular or special meeting of the Board of Directors or in a committee meeting by, or conduct the meeting through the use of, telephone or any other means of communication by which either:
(i) all participating directors may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

     (b) If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.

      2.09. Notice of Meetings. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 2.06 of these Bylaws) shall be given by written notice delivered personally or mailed or given by telephone or telegram to each director at his business address or at such other address as such director shall have designated in writing filed with the Corporate Secretary, in each case not less than 6 hours prior thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company; if by telephone, at the time the call is completed. Whenever any notice whatever is required to be given to any director of the corporation under the Articles of Incorporation, Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

      2.10. Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law or these Bylaws, a majority of the number of directors as provided in or pursuant to Section
2.01 shall constitute a quorum of the Board of Directors, and a majority of the number of directors appointed to serve on a committee shall constitute a quorum of the committee. If at any meeting of the Board of Directors or any committee thereof there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

      2.11. Manner of Acting. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof unless the affirmative vote of a greater number is otherwise required by the Wisconsin Business Corporation Law, the Articles of Incorporation, the Bylaws or any provision of law.

      2.12. Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may create one or more committees, each committee to consist of two (2) or more directors appointed by the Board of Directors to serve as members of the committee, which to the extent provided in the resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise the authority of the Board of Directors. Notwithstanding the foregoing, no committee may: (a) authorize distributions; (b) approve or propose to stockholders action that the Wisconsin Business Corporation Law requires be approved by stockholders; (c) fill vacancies on the Board of Directors or any of its committees, except that the Board of Directors may provide by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal Bylaws;
(f) approve a plan of merger not requiring stockholder approval;
(g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits prescribed by the Board of Directors.

     Unless otherwise provided by the Board of Directors, members of any committee shall serve at the pleasure of the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board or upon request by the chairperson of such meeting. Each such committee shall fix its own rules (consistent with the Wisconsin Business Corporation Law, the Articles of Incorporation and these Bylaws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating a committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of authority.

     The provisions of Section 2.09 shall also apply to notice and waiver of notice of meetings of any committee of the Board of Directors.

      2.13. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may (a) establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, and the manner and time and payment thereof, (b) provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation, and (c) provide for reimbursement of reasonable expenses incurred in the performance of directors' duties.

      2.14. Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting, or (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers his or her written notice of dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation immediately after the adjournment of the meeting, or
(d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director's dissent or abstention and the director delivers to the corporation a written notice of that failure promptly after receiving the minutes. Such right to dissent or abstain shall not apply to a director who voted in favor of an action.

      2.15. Director Unanimous Consent Without a Meeting. Any action required or permitted by the Articles of Incorporation, these Bylaws or any provision of law to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the corporation. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.


                          ARTICLE III.
                            OFFICERS


      3.01. Appointment. The officers of the corporation shall include a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Corporate Secretary, and a Controller. The Chairman of the Board, the Vice Chairman of the Board and the officers designated by the Board of Directors as "executive officers" for purposes of the Securities Exchange Act of 1934 shall be appointed by the Board of Directors. The Board of Directors shall also designate a Chief Executive Officer, a Chief Operating Officer and a Chief Financial Officer. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors or the Chief Executive Officer. Any two or more offices may be held by the same person.

      3.02. Resignation and Removal. An officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. An officer may resign at any time by delivering an appropriate written notice to the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Any officer may be removed from office by the affirmative vote of a majority of the whole Board of Directors and, unless restricted by the Board of Directors, any officer or assistant officer appointed by the Chief Executive Officer may be removed by the Chief Executive Officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the officer and the corporation or otherwise provided by law. Appointment shall not of itself create contract rights.

      3.03. Vacancies. A vacancy in any office because of death, resignation, removal or otherwise, may be filled by the Board of Directors or the Chief Executive Officer, as appropriate. The Board of Directors or the Chief Executive Officer, as appropriate, may, from time to time, omit to appoint one or more officers or may omit to fill a vacancy, and in such case, the designated duties of such officer, unless otherwise provided in these Bylaws, shall be discharged by the Chief Executive Officer or such other officers as he or she may designate.

      3.04. Powers and Duties. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as described below, as well as such powers and duties as from time to time may be conferred by the Chief Executive Officer or the Board of Directors.

Chairman of the Board

The Chairman of the Board shall:

* preside at all meetings of the stockholders and of the Board of Directors; and
* perform all other duties incident to the office of Chairman of the Board and any other duties as may be prescribed by the Board of Directors.

Vice Chairman of the Board

The Vice Chairman of the Board shall:

* consult with, provide advice to, and otherwise assist the Chairman of the Board; and
* perform such duties and have such authority as may be delegated to him by the Chairman of the Board or the Board of Directors.

In the absence of the Chairman of the Board or in the event of the Chairman of the Board's death, inability to act, resignation or removal from office, or pursuant to Article V ("Emergency Provisions") of the Restated Articles of Incorporation of the corporation, the powers and duties of the Chairman of the Board shall for the time being devolve upon and be exercised by the Vice Chairman of the Board, unless otherwise ordered by the Board of Directors of the corporation.

Chief Executive Officer

The Chief Executive Officer shall:

* subject to the control of the Board of Directors, in general, manage, supervise, and control all of the business, property and affairs of the corporation;
* have authority to appoint officers and assistant officers of the corporation, subject to any limitations that the Board of Directors may from time to time prescribe; it being understood that the Board of Directors continues to reserve its right to also appoint officers and assistant officers and exclusive right to appoint officers designated as "executive officers" for purposes of the Securities Exchange Act of 1934, as provided in
     Section 3.01;
* have authority to confer powers and duties to other officers and assistant officers, including the authority to assign to the other officers the authority for the management and control of the business and affairs of the corporation, subject to any limitations as the Board of Directors may from time to time prescribe;
* have all powers and duties of supervision and management usually vested in the general manager of a corporation, including the supervision and direction of all other officers of the corporation;
* have authority to appoint agents and employees of the corporation to hold office at the discretion of the Chief Executive Officer; prescribe their powers, duties and compensation, and delegate authority to them;
* have the authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or directed by the Board of Directors, the Chief Executive Officer may authorize any other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her stead; and
* perform all other duties incident to the office of Chief Executive Officer and any other duties as may be prescribed by the Board of Directors.

President

The President shall:

* be the Chief Operating Officer of the corporation, unless otherwise designated by the Board of Directors;
* subject to the control of the Chief Executive Officer, direct certain operating functions; and
* perform the duties incident to the office of President and any other duties as may be prescribed by the Chief Executive Officer or the Board of Directors.

In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's death, inability to act, resignation or removal from office, or in the event for any reason it shall be impracticable for the Chief Executive Officer to act personally, the powers and duties of the Chief Executive Officer shall for the time being devolve upon and be exercised by the President, unless otherwise ordered by the Board of Directors of the corporation.

Vice Presidents (including Executive Vice Presidents and Senior
Vice Presidents)

The Vice Presidents shall:

* perform such duties and have such authority as from time to time may be delegated or assigned to them by the Chief Executive Officer, President or the Board of Directors; and
* to the extent not so delegated or assigned, they have such duties and authority as generally pertain to their office.

In case of the absence of the President or in the event of the President's death, inability to act, resignation or removal from office, or in the event for any reason it shall be impracticable for the President to act personally, the powers and duties of the President for the time being devolve upon and be exercised by a Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated by the Chief Executive Officer, or in the absence of any designation, then in the order of their appointment, unless otherwise ordered by the Board of Directors of the corporation).

Chief Financial Officer

The Chief Financial Officer shall:

* subject to the control of the Board of Directors and the Chief Executive Officer, in general, manage, supervise, and control all of the financial affairs of the corporation;
* have responsibility over the office of the Treasurer and the Controller;
* designate agents and employees of the corporation to (a) have charge and custody and be responsible for all funds and securities of the corporation, (b) receive, disburse and invest funds of the corporation (c) negotiate and borrow short-term unsecured funds and to issue and sell commercial paper and other types of short-term unsecured indebtedness and (d) establish depository and checking accounts at banks or other financial institutions for various corporate purposes and act as signatories for such accounts; and
* in general perform all other duties incident to the office of the Chief Financial Officer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Chief Executive Officer, President, Vice President in charge, if any, or the Board of Directors.

Treasurer

The Treasurer, subject to the control of the Chief Financial
Officer, shall:

* have charge and custody of and be responsible for all funds and securities of the corporation;
* receive, disburse and invest funds of the corporation, and keep proper records thereof;
* negotiate and borrow short-term unsecured funds and issue and sell commercial paper and other types of short-term unsecured indebtedness;
* establish depository and checking accounts at banks or other financial institutions for various corporate purposes; it being understood that the Treasurer is hereby authorized to take any action to administer these accounts, including acting as a signatory with respect to such accounts; and
* in general perform all other duties incident to the office of the Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by Chief Executive Officer, President, Chief Financial Officer, Vice President in charge, if any, or the Board of Directors.

In the absence of the Chief Financial Officer or in the event of the Chief Financial Officer's death, inability to act, resignation or removal from office, or in the event for any reason it shall be impracticable for the Chief Financial Officer to act personally, the powers and duties of the Chief Financial Officer shall for the time being devolve upon and be exercised by the Treasurer, unless otherwise ordered by the Board of Directors of the corporation.

In the absence of the Treasurer or in the event of the Treasurer's death, inability to act, resignation or removal from office, or in the event for any reason it shall be impracticable for the Treasurer to act personally, the powers and duties of the Treasurer shall for the time being devolve upon and be exercised by the Assistant Treasurer, unless otherwise ordered by the Board of Directors of the corporation.

Corporate Secretary

The Corporate Secretary shall:

* keep (or cause to be kept) the minutes of the meetings of the stockholders and of the Board of Directors and its committees as permanent records;
* see that all notices are duly given in accordance with the provisions of these Bylaws, or as required by law;
* be custodian of the corporate records and of the corporate seal and see that the corporate seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized;
* keep or arrange for the keeping of a register of the post office address of each stockholder, which shall be furnished to the Corporate Secretary by such stockholder;
* sign, in accordance with provisions of these Bylaws, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;
* have general charge of the stock transfer books of the Corporation; and
* perform all other duties incident to the office of Corporate Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the Chief Executive Officer, President, Vice President in charge, if any, or the Board of Directors.

In the absence of the Corporate Secretary or in the event of the Corporate Secretary's death, inability to act, resignation or removal from office, or in the event for any reason it shall be impracticable for the Corporate Secretary to act personally, the powers and duties of the Corporate Secretary shall for the time being devolve upon and be exercised by the Assistant Corporate Secretary, unless otherwise ordered by the Board of Directors of the corporation.

Controller

The Controller shall:

* be the principal accounting officer of the corporation, unless otherwise designated by the Board of Directors;
* maintain proper audit control over the operations of the corporation and be generally responsible for the accounting system employed by the corporation;
* direct the budgetary control, general accounting, cost accounting and statistical activities of the corporation;
* supervise activities in connection with credits and collections, taxes and physical inventories;
* prepare and furnish reports and statements showing the financial condition of the corporation as shall be required by the Board of Directors, Chairman of the Board, Chief Executive Officer or Chief Financial Officer; and
* in general perform all other duties incident to the office of the Controller and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Chief Executive Officer, President, Chief Financial Officer, Vice President in charge, if any, or the Board of Directors.

      3.05. Execution of Instruments. The execution of any instrument of the corporation by any officer or assistant officer shall be conclusive evidence, as to third parties, of his or her authority to act on behalf of the corporation.


                          ARTICLE IV.
           CERTIFICATES FOR SHARES AND THEIR TRANSFER


      4.01. Stock Certificates and Facsimile Signatures. The certificates for shares of stock of the corporation shall be signed either manually or by facsimile signature by the Chief Executive Officer, the President or a Vice President, and by the Corporate Secretary or an Assistant Corporate Secretary of the corporation, or any other officer or officers that the Board of Directors designates, and may be sealed with the seal of the corporation.

     The certificates for shares shall be countersigned and registered either manually or by facsimile signature in such manner, if any, as the Board of Directors may from time to time prescribe. The transfer agent and the registrar may, but need not be, the same person or agency. In the event that the corporation or its agent is acting in the dual capacity of transfer agent and registrar, a single manual or facsimile signature may be used.

     In case any such person acting as an officer, transfer agent or registrar, who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar, before such certificate is issued, it may be used by the corporation with the same effect as if such person had not ceased to be such at the date of its issue.

      4.02. Transfer of Stock. The shares of stock of the corporation shall be transferable on the books of the corporation upon request by the holders thereof or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class and series of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

     Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

      4.03. Lost, Destroyed or Stolen Certificates. Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

      4.04. Shares Without Certificates. The Board of Directors may authorize the issuance of any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the stockholder a written statement that includes (1) all of the information required on share certificates and (2) any transfer restrictions applicable to the shares.


                           ARTICLE V.
                        INDEMNIFICATION


      5.01. Mandatory Indemnification. The corporation shall indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding.

      5.02.  Certain Definitions.  As used in this Article V,
(a) "indemnify" includes the advancement of expenses upon receipt of an undertaking to repay upon specified conditions,
(b) "fullest extent permitted by law" means the fullest extent to which indemnity may lawfully be provided by, pursuant to or consistently with, the provisions of Sections 180.0850 to
180.0859 of the Wisconsin Business Corporation Law (or any successor provisions) or any other applicable law, whether statutory or otherwise, (c) "person" includes the person's heirs, executors and administrators, (d) "legal proceeding" means any threatened, pending or completed action, suit or proceeding, whether or not by or in right of the corporation, (e) "other enterprise" includes any corporation, partnership, joint venture, trust, dividend reinvestment plan, stock purchase plan, employee benefit plan or other plan or entity, (f) "expenses" include expenses in the enforcement of rights under this Bylaw and any excise taxes assessed with respect to an employee benefit plan and (g) in respect of any of such plans, (i) "serving at the request of the corporation as a director or officer" includes serving at the request of the corporation in any capacity that involves services or duties with respect to the plan or its participants or beneficiaries and (ii) action reasonably believed to be in the interest of such participants or beneficiaries shall be deemed reasonably believed to be in, or not opposed to, the best interests of the corporation.

      5.03. Legal Enforceability. The rights provided to any person by the terms of this Article V shall be legally enforceable against the corporation by such person, who shall be presumed to have relied on the provisions of this Article V in undertaking or continuing any of the positions with the corporation or other enterprise referred to in Section 5.01.

      5.04. Limitation on Modification or Termination. No modification or termination of this Article V shall be effected which would impair any rights hereunder arising at any time out of events occurring prior to such modification or termination.

      5.05. Non-Exclusive Bylaw. This Article V is not intended to be exclusive and accordingly shall not be construed as impairing in any way the power and authority of the corporation, to the extent legally permissible without regard to this
Article V, in its discretion to indemnify or agree to indemnify, or to purchase insurance indemnifying, any employee, agent or other person.


                          ARTICLE VI.
                OTHER INDEMNIFICATION PROVISIONS


      6.01. Indemnification for Successful Defense. Within twenty (20) days after receipt of a written request pursuant to
Section 6.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

      6.02. Other Indemnification. (a) In cases not included under Section 6.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

          (1) A willful failure to deal fairly with the corporation or its stockholders in connection with a matter in which the director or officer has a material conflict of interest.

          (2) A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

          (3) A transaction from which the director or officer derived an improper personal profit.

          (4)  Willful misconduct.

     (b) Determination of whether indemnification is required under this Section or Article V shall be made pursuant to
Section 6.05.

     (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

      6.03. Written Request. A director or officer who seeks indemnification under Article V or Sections 6.01 or 6.02 shall make a written request to the corporation.

      6.04. Nonduplication. The corporation shall not indemnify a director or officer under Sections 6.01 or 6.02 if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

      6.05.  Determination of Right to Indemnification.
(a) Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under Article V or Section 6.02 shall select one of the following means for determining his or her right to indemnification:

          (1) By a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

          (2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.

          (3) By a panel of three (3) arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected.

          (4) By an affirmative vote of shares represented at a meeting of stockholders at which a quorum of the voting group entitled to vote thereon is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

          (5)  By a court under Section 6.08.

          (6) By any other method provided for in any additional right to indemnification.

     (b) In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under Article V or Section 6.02 should not be allowed.

     (c) A written determination as to a director's or officer's indemnification under Article V or Section 6.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).

     (d) If it is determined that indemnification is required under Article V or Section 6.02, the corporation shall pay all liabilities and expenses not prohibited by Section 6.04 within ten (10) days after receipt of the written determination under
(c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

      6.06. Advance of Expenses. Within ten (10) days after receipt of a written request by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

          (1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.

          (2) A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 6.05 that indemnification under Article V or Section 6.02 is not required and that indemnification is not ordered by a court under Section 6.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

      6.07. Limitations on Indemnification. (a) Regardless of the existence or rights under these Bylaws and additional rights to indemnification under any agreement with the corporation, the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses, unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under
Section 6.02(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceedings for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

      (b) Sections 6.01 to 6.12 do not affect the corporation's power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances.

          (1) As a witness in a proceeding to which he or she is not a party.

          (2) As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.

      6.08. Court-Ordered Indemnification. (a) Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under Section 6.05(a)(5) or for review by the court of an adverse determination under
Section 6.05(a) (1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

     (b) The court shall order indemnification if it determines any of the following:

          (1) That the director or officer is entitled to indemnification under Article V or Sections 6.01 or 6.02.

          (2) That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Article V or Section 6.02.

     (c) If the court determines under (b) that the director or officer is entitled to indemnification, the corporation shall pay the director's or officer's expenses incurred to obtain the court-ordered indemnification.

      6.09. Indemnification and Allowance of Expenses of Employees and Agents. The corporation shall indemnify an employee of the corporation who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract.

      6.10. Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Article V or Sections 6.01, 6.02, 6.06, 6.07 and 6.09.

      6.11. Securities Law Claims. (a) Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Article V or Sections 6.01 to 6.10.

     (b) Article V and Sections 6.01 to 6.10 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

      6.12. Liberal Construction. In order for the corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where Section 6.09 of these Bylaws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.


                          ARTICLE VII.
             CONTRACTS, CHECKS, NOTES, BONDS, ETC.


      7.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any document or instrument, whether of conveyance or otherwise, in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.

      7.02. Checks, Drafts, Etc. All checks and drafts on the corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed or, in the case of wire transfers, shall be authorized by such officer or officers, employee or employees or agent or agents as shall be thereunto authorized from time to time by the Board of Directors; provided that checks drawn on the corporation's bank accounts may bear the facsimile signature of such officer or officers, employee or employees, or agent or agents as the Board of Directors shall authorize; and provided further that in the case of notes, bonds or debentures issued under a trust instrument of the corporation and required to be signed by two officers of the corporation, the signatures of either or both of such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the corporation and if such notes, bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument. In case any such officer who has signed or whose facsimile signature has been placed upon such instrument shall have ceased to be such officer before such instrument is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

                         ARTICLE VIII.
                          FISCAL YEAR


     The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.


                          ARTICLE IX.
                         CORPORATE SEAL


     The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Jan. 29, 1896."


                           ARTICLE X.
                       EFFECT OF HEADINGS


     The descriptive headings and references to Articles and Sections in these Bylaws were formulated, used and inserted herein for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                          ARTICLE XI.
                           AMENDMENTS

      11.01. By Stockholders. These Bylaws may be amended or repealed and new Bylaws may be adopted by the stockholders by the vote provided in Section 1.06 of these Bylaws except as specifically provided below or in the Articles of Incorporation. If authorized by the Articles of Incorporation, the stockholders may adopt or amend a Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for stockholders or voting groups of stockholders than otherwise is provided in the Wisconsin Business Corporation Law. The adoption or amendment of a Bylaw that adds, changes or deletes a greater or lower quorum requirement or a greater voting requirement for stockholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect.

      11.02. By Directors. Except as the Articles of Incorporation may otherwise provide, these Bylaws may also be amended or repealed and new Bylaws may be adopted by the Board of Directors by the vote provided in Sections 2.10 and 2.11, but
(a) no Bylaw adopted by the stockholders shall be amended, repealed or readopted by the Board of Directors if such Bylaw provides that it may not be amended, repealed or readopted by the Board of Directors and (b) a Bylaw adopted or amended by the stockholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the Wisconsin Business Corporation Law may not be amended or repealed by the Board of Directors unless the Bylaw expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a Bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence. A Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for stockholders or voting groups of stockholders than otherwise is provided in the Wisconsin Business Corporation Law may not be adopted, amended or repealed by the Board of Directors.

      11.03. Implied Amendments. Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

      11.04. Certain Voting Requirements Preserved. If the corporation had a Bylaw in effect on December 31, 1990, that establishes a greater shareholder voting requirement than one required under the Wisconsin Business Corporation Law, that voting requirement applies until the Bylaw is amended or repealed.